As filed with the United States Securities and Exchange Commission on May 8, 2007

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
__________________________________

REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-0875718
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 State Street
Beloit, Wisconsin	53511
(Address of principal executive offices)	(Zip Code)

Regal Beloit Corporation 2007 Equity Incentive Plan
(Full title of the plan)
__________________________________
Paul J. Jones
Vice President, General Counsel and Secretary
Regal Beloit Corporation
200 State Street
Beloit, Wisconsin 53511
(608) 364-8800
__________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $0.01 par value Common Share Purchase Rights	2,500,000 shares 2,500,000 rights	$45.00 (2) (3)	$112,500,000 (2) (3)	$3,453.75 (3)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock (and accompanying Common Share Purchase Rights) that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Regal Beloit Corporation 2007 Equity Incentive Plan.

(2)
Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Regal Beloit Corporation Common Stock on the New York Stock Exchange on May 1, 2007.

(3)	The value attributable to the Common Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

            The following documents filed with the Commission by Regal Beloit Corporation (the “Company”) are hereby incorporated herein by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

3.	The Company’s Current Reports on Form 8-K dated January 3, 2007; January 30, 2007; March 12, 2007; April 20, 2007; and April 30, 2007.

4.
The description of the Company’s Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A dated January 18, 2005 and any amendments or reports filed for the purpose of updating such description.

5.
The description of the Company’s Common Share Purchase Rights contained in Item 1 of the Company’s Registration Statement on Form 8-A dated January 18, 2005 and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

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Item 6.	Indemnification of Directors and Officers.

Article IX of the Company’s Amended and Restated Bylaws, requires that the Company shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all liabilities, and pay or reimburse any and all properly documented reasonable expenses, incurred thereby in any proceedings to which any such Director or Officer is a party because he or she is or was a Director or Officer of the Company. The Company shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the Company. The rights to indemnification granted under the Bylaws shall not be deemed exclusive of any other rights to indemnification against liabilities or the allowance of expenses which a Director, Officer or employee (or such other person) may be entitled under any written agreement, Board resolution, vote of shareholders of the Company, the Wisconsin Business Corporation Law or otherwise. The Company may, but shall not be required to, supplement the foregoing rights to indemnification against liabilities and allowance of expenses under this paragraph by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the Company would be required or permitted to indemnify or allow expenses to such Director, Officer or employee. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.

The Company maintains a liability insurance policy for its Directors and Officers as permitted by Wisconsin law, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:
 (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)    Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, State of Wisconsin, on this 8th day of May, 2007.

REGAL BELOIT CORPORATION

Date:	By:	/s/ Henry W. Knueppel
Henry W. Knueppel
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints David A. Barta and Paul J. Jones, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/Henry W. Knueppel	Chairman, Chief Executive Officer and Director	May 8, 2007
Henry W. Knueppel	(Principal Executive Officer)
/s/Mark J. Gliebe	President, Chief Operating Officer and	May 8, 2007
Mark J. Gliebe	Director
/s/David A. Barta	Vice President and Chief Financial Officer	May 8, 2007
David A. Barta	(Principal Financial and Accounting Officer)

S-1

Signature	Title	Date
/s/Christopher L. Doerr	Director	May 8, 2007
Christopher L. Doerr
/s/Thomas J. Fischer	Director	May 8, 2007
Thomas J. Fischer
/s/Dean A. Foate	Director	May 8, 2007
Dean A. Foate
/s/G. Frederick Kasten, Jr.	Director	May 8, 2007
G. Frederick Kasten, Jr.
/s/Carol N. Skornicka	Director	May 8, 2007
Carol N. Skornicka
/s/Curtis W. Stoelting	Director	May 8, 2007
Curtis W. Stoelting

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EXHIBIT INDEX

Exhibit
Number    Exhibit Description

(4.1)
Articles of Incorporation of Regal Beloit Corporation, as amended through April 20, 2007. [Incorporated by reference to Exhibit 3.1 to Regal Beloit Corporation’s Current Report on Form 8-K dated April 20, 2007 (File No. 001-07283)]

(4.2)	Amended and Restated Bylaws of Regal Beloit Corporation. [Incorporated by reference to Exhibit 3.2 to Regal Beloit Corporation’s Current Report on Form 8-K dated April 20, 2007 (File No. 001-07283)]

(4.3)
Rights Agreement, dated as of January 28, 2000, between Regal Beloit Corporation and BankBoston, N.A. [Incorporated by reference to Exhibit 4.1 to Regal Beloit Corporation’s Registration Statement on Form 8-A filed January 31, 2000 (File No. 001-07283)]

(4.4)
First Amendment to Rights Agreement, effective as of June 11, 2002, between Regal Beloit Corporation and BankBoston, N.A. [Incorporated by reference to Exhibit 4.6 to Regal Beloit Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 001-07283)]

(4.5)
Second Amendment to Rights Agreement, dated as of November 12, 2004, between Regal Beloit Corporation and EquiServe Trust Company, N.A. [Incorporated by reference to Exhibit 4.3 to Regal Beloit Corporation’s Registration Statement on Form 8-A/A filed on November 18, 2004 (File No. 001-07283)]

(4.6)
Third Amendment to Rights Agreement, dated as of December 31, 2004, between Regal Beloit Corporation and EquiServe Trust Company, N.A. [Incorporated by reference to Exhibit 4.4 to Regal Beloit Corporation’s Registration Statement on Form 8-A/A filed on January 6, 2005 (File No. 001-07283)]

(4.7)
Regal Beloit Corporation 2007 Equity Incentive Plan. [Incorporated by reference to Appendix B to the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders filed on Schedule 14A on March 15, 2007 (File No. 001-07283)]

(5)	Opinion of Paul J. Jones, Vice President, General Counsel and Secretary of Regal Beloit Corporation

(23.1)	Consent of Deloitte & Touche LLP.

(23.2)	Consent of Paul J. Jones (contained in Exhibit (5)).

(24)	Powers of Attorney (included on the signature page to this Registration Statement).

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